SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 21, 2009

                          AVSTAR AVIATION GROUP, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                 0-30503                    76-0635938
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(State or other jurisdiction (Commission File Number)(IRS Employer ID Number)
       of incorporation)

            3600 Gessner, Suite 220, Houston, Texas             77063
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            (Address of principal executive offices)          (Zip Code)
            ----------------------------------------

Registrant's telephone number, including area code         (281) 710-7103
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act   (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On September 21, 2009, AvStar Aviation Group, Inc., f/k/a "Pangea Petroleum Corp." the "Company"), issued 50.0 million shares of its common stock (after taking into account the reverse stock split described in Item 3.03 below) upon the automatic conversion of all outstanding shares of the Company's Series A Preferred Stock triggered by the preceding reverse stock split. Such issuance was made to the sole holder of the Company's Series A Preferred Stock and was made in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933.

ITEM  3.03  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

     On September 21, 2009, the one-for-100 reverse stock split of the Company's common stock previously approved by the Company's stockholders was effected, upon the filing of the Company's First Amended and Restated Articles of Incorporation with the Secretary of State of Colorado. The Company's stockholders had previously authorized the reverse stock split. As a result of the reverse stock split, each share of common stock outstanding automatically converted into one one-hundredth of one share of the common stock. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

     The number of shares of issued and outstanding common stock of the Company before the reverse stock split was 390,499,544. After the reverse stock split, the number of the preceding shares was reduced to approximately 3,904,996. In addition to common stock, the Company had outstanding 1,000,000 shares of its Series A Preferred Stock. By the terms of the Series A Preferred Stock, each share of this class automatically converted into 50 post-split shares of common stock (for a total of 50.0 million post-split shares) immediately upon the effectiveness of the reverse stock split. As a result, the total number of outstanding common stock of the Company after the reverse stock split is approximately 53,904,996. The reverse stock split did not alter the par value of the common stock, which is $0.001 per share, or modify any voting rights or other terms of the common stock. A new CUSIP number (05452X 109) has been issued for the Company's common stock to distinguish stock certificates issued after the reverse stock split, and the new symbol under which the common stock will trade is "AAVG".

     Each certificate representing shares of common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares will not be entitled to receive any dividends, if any, or other distributions payable by us after the reverse stock split until they surrender their old stock certificates for exchange. As of the date of this Report, there were no convertible securities, including options or warrants, issued and outstanding.

ITEM  8.01  OTHER  EVENTS.

     In addition to the reverse stock split, the filing of the Company's First Amended and Restated Articles of Incorporation with the Secretary of State of Colorado changed the Company's Articles of Incorporation in several other ways. The most important of these other ways is the change of the Company's corporate name to "AvStar Aviation Group, Inc." This name change became effective on September 21, 2009 when the Company's First Amended and Restated Articles of Incorporation became effective. A copy of the Company's First Amended and Restated Articles of Incorporation is attached hereto as an exhibit.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit
Number       Exhibit Title

3.1          First Amended and Restated Articles of Incorporation

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AVSTAR AVIATION GROUP, INC.
                                     f/k/a "PANGEA PETROLEUM CORP."



Date:  September 21, 2009            /s/     Russell Ivy
                                     -----------------------------
                                             Russell Ivy,
                                             President